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                                                                     EXHIBIT 5.1


                                 March 27, 1998

InfoCure Corporation
1765 The Exchange, Suite 450
Atlanta, Georgia  30339

     Re:  Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel for InfoCure Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8, of a proposed offering of (i) 129,761 shares of Common Stock, par value $.001 per share reserved for issuance by the Company in connection with certain assumed options granted under the American Medcare Corporation 1996 Stock Option Plan (the "AMC Plan"), (ii) 800,000 shares of Common Stock reserved for issuance by the Company under the InfoCure Corporation 1996 Stock Option Plan (the "1996 Plan"), and (iii) 29,830 shares of Common Stock reserved for issuance in connection with an assumed non-plan stock option originally granted by American Medcare Corporation (the "Non-Plan Option"). (The AMC Plan and the 1996 Plan are collectively referred to herein as the "Plans").

     We have examined and are familiar with the originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, and other instruments relating to the incorporation of the Company and to the authorization and issuance of shares of the Company's Common Stock under the Plans and the Non-Plan Option as would be necessary and advisable for purposes of rendering this opinion. Based upon and subject to the foregoing, we are of the opinion that the shares of the Company's Common Stock have been duly authorized and, when issued as contemplated by the Plans and the Non-Plan Option, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company's registration statement on Form S-8.


                                 Very truly yours,

                                 MORRIS, MANNING & MARTIN, L.L.P.

                                 /s/ Morris, Manning & Martin, L.L.P.
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